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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

         Board of Directors and Stockholders
         Blair Corporation

         We consent to the incorporation by reference in this Form 10-K of Blair Corporation and Subsidiaries of our report dated February 8, 2002, included in the 2001 Annual Report to Stockholders of Blair Corporation.

         Our audits also included the financial statement schedule of Blair Corporation and Subsidiaries listed in Item 14(a). This schedule is the responsibility of Blair Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference in the Registration Statement on Form S-8 dated July 19, 2000, pertaining to the Blair Corporation Employee Stock Purchase Plan and in the Registration Statement on Form S-8 dated July 19, 2000, pertaining to the Blair Corporation 2000 Omnibus Stock Plan, of our report dated February 8, 2002, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Form 10-K of Blair Corporation.

                                                           /s/ ERNST & YOUNG LLP

         Buffalo, New York
         March 14, 2002